                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or
        Rule 14a-12


                             TOWER AUTOMOTIVE, INC.
-------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

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    (4) Date filed:

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(1)  Set forth the amount on which the filing fee is calculated and state how it was determined.

                             TOWER AUTOMOTIVE, INC.
                                4508 IDS CENTER
                             MINNEAPOLIS, MN 55402
                                 April 20, 2001

To Our Stockholders:

     You are cordially invited to attend Tower Automotive, Inc.'s Annual Meeting of Stockholders which will be held on May 24, 2001, at 1:00 p.m. local time, at the Tower Automotive Technical Center, 27175 Haggerty Road in Novi, Michigan.

     The official Notice of Meeting, Proxy Statement and Proxy are included with this letter. The proposals listed in the Notice of Meeting are more fully described in the Proxy Statement.

     Whether or not you plan to attend the Meeting in person, and regardless of the number of shares you own, please complete, sign, date and return the enclosed card promptly in the enclosed envelope. This will ensure that your shares are voted as you wish and that a quorum will be present.

                                          Sincerely,

                                          /s/ S.A. Johnson

                                          S. A. Johnson
                                          Chairman of the Board

                             TOWER AUTOMOTIVE, INC.
                                   NOTICE OF
                      2001 ANNUAL MEETING OF STOCKHOLDERS

TIME:            1:00 p.m. local time, May 24, 2001.

PLACE:           Tower Automotive Technical Center
                 27175 Haggerty Road
                 Novi, Michigan.

PROPOSALS:       (1) Election of directors;

                 (2) Approval of the Amendment to the Tower Automotive, Inc.
                     Colleague Stock Discount Purchase Plan;

                 (3) Ratification of Arthur Andersen LLP as independent public accountants of Tower Automotive; and

                 to transact any other proper business.

RECORD DATE:     Only holders of record at the close of business on March 30,
                 2001, are entitled to notice of and to vote on all proposals presented at the meeting and at any adjournments or postponements thereof. A list of such holders will be available prior to the meeting at Tower Automotive's corporate office for examination by any such holder for any purpose germane to the meeting.

                                          By Order of the Board of Directors,

                                          /s/ James N. DeBoer
                                          James N. DeBoer
                                          Secretary

Dated: April 20, 2001

                            YOUR VOTE IS IMPORTANT!
  TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY
                                      CARD
             OR COMPLY WITH THE PROCEDURES FOR VOTING BY TELEPHONE.

                             TOWER AUTOMOTIVE, INC.
                                4508 IDS CENTER
                          MINNEAPOLIS, MINNESOTA 55402

                           -------------------------

                                PROXY STATEMENT

                           -------------------------

                      2001 ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 24, 2001

                           -------------------------

     This Proxy Statement and accompanying Proxy are being furnished to the holders of Common Stock, par value $.01 per share, (the "Common Stock") of Tower Automotive, Inc. ("Tower Automotive" or the "Company") in connection with the solicitation of Proxies on behalf of the Board of Directors of Tower Automotive (the "Board of Directors") for the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 24, 2001, at 1:00 p.m. local time at the Tower Automotive Technical Center, 27175 Haggerty Road in Novi, Michigan, and at any adjournments and postponements thereof. These Proxy materials are being mailed on or about April 20, 2001, to holders of record on March 30, 2001, of the Common Stock.

     When you sign and return the enclosed Proxy and if no direction is indicated, such proxy will be voted FOR the slate of directors described herein, FOR the proposals set forth in Items 2 and 3 in the Notice of Meeting, and, as to any other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof, in the discretion of the Proxy holders.

     Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. In addition, you may revoke your Proxy any time before it is voted by written notice to the Secretary of Tower Automotive prior to the Annual Meeting or by submission of a later-dated Proxy or by the withdrawal of your Proxy and voting in person at the Annual Meeting.

     On March 30, 2001, there were 43,605,157 shares of Common Stock outstanding. Each outstanding share of Common Stock entitles the holder thereof to one vote per share. The presence in person or by Proxy of at least 51% of such shares shall constitute a quorum. Under Delaware law, abstentions are treated as present and entitled to vote and therefore have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on that matter and thus is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved. Votes cast at the meeting or submitted by Proxy will be counted by inspectors of the meeting who will be appointed by the Company.

                             ELECTION OF DIRECTORS

     The Board of Directors is currently comprised of nine members. The Board has nominated and recommends the election of each of the nine nominees set forth below as a director of Tower Automotive to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. All of the nominees are incumbent directors of Tower Automotive, previously elected by Tower Automotive's stockholders, except for Mr. Jenab, who was appointed to the Board in January 2001. The Board of Directors expects all nominees named below to be available for election. If any nominee is not available, the Proxy holders may vote for a substitute unless the Board of Directors reduces the number of directors.

     Directors will be elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of shares represented in person or by Proxy. Accordingly, the nine individuals who receive the greatest number of votes cast by stockholders will be elected as directors of Tower Automotive. There is no right to cumulative voting as to any matter, including the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

     The following sets forth information as to each nominee for election at the Annual Meeting, including age as of March 30, 2001, principal occupation and employment for a minimum of the past five years, directorships in other publicly held companies and period of service as a director of Tower Automotive.

     S. A. (Tony) Johnson, 60, has served as Chairman and a Director of Tower Automotive since April 1993. Mr. Johnson is the founder, Chief Executive Officer and President of Hidden Creek Industries ("Hidden Creek"), a private industrial management company based in Minneapolis which has provided certain management and other services to Tower Automotive. Mr. Johnson is also the Managing Partner of J2R Partners ("J2R"), an investment partnership that participated in the acquisition of R.J. Tower Corporation. Prior to forming Hidden Creek, Mr. Johnson served from 1985 to 1989 as Chief Operating Officer of Pentair, Inc., a diversified industrial company. From 1981 to 1985, Mr. Johnson was President and Chief Executive Officer of Onan Corp., a diversified manufacturer of electrical generating equipment and engines for commercial, defense and industrial markets. Mr. Johnson currently serves as Chairman and a director of Dura Automotive Systems, Inc., a manufacturer of mechanical assemblies and integrated systems for the automotive industry, and served as Chairman and a director of Automotive Industries Holding, Inc., a supplier of automotive interior trim components, from May 1990 until its sale to Lear Corporation in August 1995.

     Dugald K. Campbell, 54, has served as President, Chief Executive Officer and a Director of Tower Automotive since December 1993. From 1991 to 1993, Mr. Campbell served as a consultant to Hidden Creek. From 1988 to 1991, he served as Vice President and General Manager of the Sensor Systems Division of Siemens Automotive, a manufacturer of engine management systems and components. From 1972 to 1988, Mr. Campbell held various executive, engineering and marketing positions with Allied Automotive, a manufacturer of vehicle systems and components and a subsidiary of AlliedSignal, Inc.

     Kim B. Clark, 51, has served as a Director of Tower Automotive since December 1995. Mr. Clark has served as Dean of the Graduate School of Business Administration at Harvard University in Cambridge, Massachusetts since September 1995. Since 1978, Dean Clark has served as a professor of business administration at Harvard Business School. Dean Clark is also a director of Guidant Corp., a manufacturer of medical implants, and Fleet Financial, a financial services company.

     Jurgen M. Geissinger, 41, has served as a Director of the Company since May 2000. Dr. Geissinger has served as President and Chief Executive Officer of INA Holding GmbH & Co. KG, a global manufacturer of bearings, linear guidance systems, automotive transmissions and engine systems since November 1998. From 1992 to October 1998, Dr. Geissinger served in various positions at ITT Automotive, most recently as Senior Vice President with responsibility for the Brakes and Chassis Engineering Division worldwide.

     Ali Jenab, 38, has served as a Director of Tower Automotive since January 2001. Mr. Jenab was named President and Chief Operating Officer of VA Linux Systems, Inc. in February 2001. From August 2000, until February 2001, Mr. Jenab served as that company's Senior Vice President and General Manager, Systems Division. From 1983 through August 2000, Mr. Jenab held various positions at Amdahl Corporation, a provider of high-end integrated computing solutions.

     F.J. (Joe) Loughrey, 51, has served as a Director of Tower Automotive since November 1994. Mr. Loughrey joined Cummins Engine Company, Inc. in 1974 and has served as Executive Vice President and President -- Engine Business since October 1999. Prior thereto, Mr. Loughrey served as Executive Vice President and Group President -- Industrial and Chief Technical Officer from 1996 to 1999. Mr. Loughrey is also a director of Sauer-Danfoss, Inc., a worldwide leader in the design, manufacture and sale of engineered hydraulic systems and components.

     James R. Lozelle, 55, has served as a Director of Tower Automotive since May 1994. Mr. Lozelle served as Executive Vice President for Tower Automotive, with responsibility for Tower Automotive's operations in Milwaukee, Wisconsin and Roanoke, Virginia from April 1997 to January 1999. From the acquisition of Edgewood Tool and Manufacturing Company ("Edgewood") in May 1994 until March 1997, Mr. Lozelle served at the Tower Automotive Technical Centers, with responsibility for advanced product development and customer service. Mr. Lozelle served as President of Edgewood from 1982 until it was acquired by Tower Automotive. Mr. Lozelle joined Edgewood in 1970 and served as Vice President from 1971 to 1982. Mr. Lozelle is chairman of the Near Zero Stamping research project of the Autobody Consortium.

     Scott D. Rued, 44, has served as Vice President, Corporate Development and a Director of Tower Automotive since April 1993. Mr. Rued served as Vice President, Chief Financial Officer and a director of Automotive Industries Holding, Inc. from April 1990 until its sale to Lear Corporation in August 1995. Mr. Rued, a partner of J2R, has also served as Executive Vice President and Chief Financial Officer of Hidden Creek since January 1994 and served as its Vice President -- Finance and Corporate Development from June 1989 through 1993. Mr. Rued is also a director of The Rottlund Company, Inc., a corporation engaged in the development and sale of residential real estate.

     Enrique Zambrano, 45, has served as a Director of Tower Automotive since December 1997. Mr. Zambrano has served as Chief Executive Officer and a director of Proeza, S.A. de C.V., a diversified international company that has operations primarily in the automotive and citrus juice processing industries, since 1988. Mr. Zambrano is also a Director of IMSA, a steel processing company, Dataflux, a leading value added distributor of computer equipment, and ITESM, the largest private university in Mexico.

     There are no family relationships between any of the directors or any of Tower Automotive's executive officers.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held eight meetings (exclusive of committee meetings) during the preceding fiscal year. During 2000, each director attended at least 75% of the meetings of the Board of Directors and any committees on which such director served. The Board of Directors has established the following committees, the functions and current members of which are noted below.

     Executive Committee. The Executive Committee of the Board of Directors consists of S.A. Johnson (Chairman), Dugald K. Campbell, and Scott D. Rued. The Executive Committee has all the power and authority vested in or retained by the Board of Directors and may exercise such power and authority in such manner as it shall deem for the best interest of Tower Automotive in all cases in which specific direction shall not have been given by the Board of Directors and subject to any specific limitations imposed by law or a resolution of the Board of Directors. The Executive Committee met once during the preceding fiscal year.

     Compensation Committee. The Compensation Committee of the Board of Directors consists of F.J. Loughrey (Chairman), Kim B. Clark, and Jurgen M. Geissinger. During the last fiscal year, the Compensation Committee made recommendations to the Board of Directors with respect to salaries, compensation and benefits of directors and executive officers of Tower Automotive and granted options under the Tower Automotive, Inc. Long-Term Incentive Plan (the "Plan") to purchase Common Stock of Tower Automotive. The Compensation Committee met five times during the preceding fiscal year.

     Nominating Committee. The Nominating Committee of the Board of Directors consist of F. J. Loughrey (Chairman) and Kim B. Clark. The Nominating Committee selects and presents to the Board candidates for election to fill vacancies on the Board. The Committee did not meet during the preceding year.

     Audit Committee. The Audit Committee of the Board of Directors consists of Kim B. Clark (Chairman), F.J. Loughrey, and Jurgen M. Geissinger. The Audit Committee is responsible for reviewing, as it shall deem appropriate, and recommending to the Board of Directors, internal accounting and financial controls for Tower Automotive and accounting principles and auditing practices and procedures to be employed in the preparation and review of Tower Automotive's financial statements. The Audit Committee is also responsible for recommending to the Board of Directors independent public accountants to audit the annual financial statements of Tower Automotive. The Audit Committee met four times during the preceding fiscal year.

     Effective December 9, 1999, the Company's Board of Directors adopted a written charter with respect to the roles and responsibilities of the Audit Committee. A copy of the charter is attached as Appendix A to this Proxy Statement. On February 26, 2001, the Committee submitted to the Board the following report:

          We have reviewed and discussed with management the Company's audited financial statements as of the year ended December 31, 2000.

          We have discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

          We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

          Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Form 10-K Report for the year ended December 31, 2000.

     Kim B. Clark
     F. J. Loughrey
     Jurgen M. Geissinger

COMPENSATION OF DIRECTORS

     For service in 2000, directors who are not employees of Tower Automotive or any of its affiliates ("Outside Directors") each received an annual retainer of $75,000. All or a portion of the retainer, but not less than 25%, may be deferred under the Company's Director Deferred Stock Purchase Plan. Deferred amounts are payable only in shares of the Company's Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Tower Automotive's officers, directors and persons who beneficially own more than ten percent of a registered class of Tower Automotive's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish Tower Automotive with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to Tower Automotive, or written representations that no Form 5 filings were required, Tower Automotive believes that during the period from January 1, 2000, through December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except for one report covering one transaction by Mr. Antonio Zarate.

        PROPOSAL TO APPROVE THE AMENDMENT TO THE TOWER AUTOMOTIVE, INC.
                     COLLEAGUE STOCK DISCOUNT PURCHASE PLAN

     In 1994, the Board of Directors adopted, and the stockholders approved, the Tower Automotive, Inc. Colleague Stock Discount Purchase Plan (the "Plan"). The Plan was subsequently amended and restated on May 20, 1997. The Plan allows colleagues of the Company to purchase shares of Company stock at a discount from prevailing market prices.

     A total of 1,000,000 shares was initially reserved for issuance under the Plan. As of March 1, 2001, 160,324 shares of common stock were available for future purchases. The Board of Directors has approved an amendment to the a Plan, subject to stockholder approval, to make an additional 400,000 shares available for purchase under the Plan. At the Annual Meeting, the Company's stockholders are being requested to consider and approve this amendment. The following paragraphs summarize the material features of the Plan, as amended and restated.

     DESCRIPTION OF THE PLAN. All active colleagues of the Company and its participating subsidiaries, except certain part-time colleagues, are eligible to participate in the Plan on the first day of any Plan Quarter following employment with the Company or a participating subsidiary. A Plan Quarter begins on the first day of each calendar quarter and ends on the last day of that quarter. No colleague is entitled to purchase shares of common stock under the Plan if he or she is, or would be, after the purchase, the holder of five percent (5%) or more of the total voting power of the Company.

     The Plan allows eligible colleagues to purchase shares of the Company's stock at price equal to eighty-five percent (85%) of the lower of (a) the closing price of the Company's common stock on the first day of the Plan Quarter, or (b) the last day of that Plan Quarter, during which money was contributed to the Plan. Colleagues who have elected to participate in the Plan may contribute a minimum of $10 per week, and a maximum of $25,000 in market value of the Company's stock (the "Maximum Amount"), to purchase shares under the Plan. The Plan also allows participants to make a lump sum contribution at any time between December 1 and December 15 of each year to purchase additional shares of Company stock, subject to the Maximum Amount. Purchases of shares are made within 30 days after the end of each Plan Quarter.

     A participant may terminate participation in the Plan at any time by giving written notice to the Company. Shares purchased under the plan after January 1, 1997, must be held for at least two years from the date of purchase before resale is authorized, except for shares distributed upon termination of employment. Rights under the Plan are nontransferrable. Any termination of employment, including death and retirement, terminates participation. The Board has the right to terminate the Plan at any time as of the end of any Plan Quarter.

     SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES. The Plan is intended to be a qualified "Employee Stock Purchase Plan," as defined in Section 423 of the Code. The following paragraph summarizes the consequences of the acquisition and disposition of shares of the Company's common stock for federal income tax purposes, based on management's understanding of existing federal income tax laws.

     Funds contributed by colleagues through payroll deductions are a part of current compensation taxable as ordinary income, although not actually received by colleagues. As of the purchase date, on the last business day of each Plan Quarter, a participating colleague will be considered to have been granted an option to purchase shares and to have simultaneously exercised that option with respect to the shares purchased on that date. If the colleague does not dispose of such shares for a period of two (2) years after the date of the grant of the option (the "Holding Period"), upon subsequent disposition of the shares upon death, the colleague will realize compensation, taxable as ordinary income, equal to the lesser of (a) the amount by which the fair market value of the shares at the time of disposition or death exceeds the option exercise price, or
(b) the amount by which the fair market value of the shares at the time the option was granted exceeded the option exercise price. If (b) is the lesser amount, the difference between the fair market value of the shares at the time of disposition or death and the fair market value of the shares at the time the option was granted will be taxed as a capital gain. In the event the Holding Period requirement described above is not met, the amount to be treated as compensation on disposition of the shares by the colleague is the difference between the option exercise price and the fair market value of the shares at the time the option is exercised. In the event the Holding Period requirement is not met, the Company will be entitled to a deduction for federal income tax purposes equal to the amount recognized as compensation by the colleague. In all other events, the Company will not be entitled to any deduction for federal income tax purposes with respect to shares to an employee pursuant to exercise of an option granted under the Plan.

     REQUIRED VOTE FOR APPROVAL. The affirmative vote of a majority of the Company's Common Stock voted at the Annual Meeting, by person or by proxy, is required to approve the Amendment. While broker non-votes will not be treated as votes cast on the approval of the Amendment, shares voted as abstentions will be counted as votes cast. Since a majority of the votes cast is required for approval, the sum of any negative votes and abstentions will necessitate offsetting affirmative votes to assure approval. Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote for the approval of the Amendment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT.

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has appointed Arthur Andersen LLP, as independent public accountants, to audit the consolidated financial statements of Tower Automotive for the year ending December 31, 2001, and to perform other appropriate services as directed by Tower Automotive's management and the Board of Directors.

     A proposal will be presented at the meeting to ratify the appointment of Arthur Andersen LLP as Tower Automotive's independent public accountants. It is expected that a representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions or to make a statement if he or she so desires. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by Proxy at the meeting, other independent public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

     The following table sets forth the aggregate fees billed to Tower Automotive for the year ended December 31, 2000, by the Company's principal accounting firm, Arthur Andersen LLP:

Audit Fees..................................................    $  723,000
Financial Information Systems Design and Implementation
  Fees......................................................            00
All Other Fees..............................................    $3,105,000(a)(b)
                                                                ----------
                                                                $3,828,000

-------------------------
(a) Includes fees for tax consulting, permitted internal auditing outsourcing, merger and acquisitions assistance and other non-audit services.

(b) The audit committee has considered whether the provision of services described above under "all other fees" is compatible with maintaining the independence of Arthur Andersen LLP.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS TOWER AUTOMOTIVE'S INDEPENDENT PUBLIC ACCOUNTANTS.

                                 OTHER BUSINESS

     At the date of this Proxy Statement, Tower Automotive has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly be brought before the Annual Meeting and any adjournments or postponements thereof, the Proxies will be voted in the discretion of the Proxy holders.

                   OWNERSHIP OF TOWER AUTOMOTIVE COMMON STOCK

     Unless otherwise noted, the following table sets forth certain information regarding ownership of the Common Stock as of March 30, 2001 by (i) the beneficial owners of more than 5% of the Common Stock of Tower Automotive, (ii) each director, director nominee and named executive officer of Tower Automotive and (iii) all directors and executive officers of Tower Automotive as a group. To the knowledge of Tower Automotive, each of such stockholders has sole voting and investment power as to the shares shown unless otherwise noted. Beneficial ownership of the Common Stock listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934.

                                                                BENEFICIAL OWNERSHIP OF
                                                                     COMMON STOCK
                                                                -----------------------
                                                                NUMBER OF    PERCENT OF
          DIRECTORS, OFFICERS AND 5% STOCKHOLDERS               SHARES(1)      CLASS
          ---------------------------------------               ---------    ----------
S.A. Johnson................................................      380,812         *
Dugald K. Campbell(2).......................................      531,739       1.2%
James W. Arnold.............................................       23,750         *
Anthony A. Barone...........................................      130,582         *
Richard S. Burgess..........................................       79,497         *
Tom G. Pitser...............................................      103,950         *
Scott D. Rued...............................................       79,478         *
Kim B. Clark................................................       49,500         *
Jurgen M. Geissinger........................................           --        --
Ali Jenab...................................................           --        --
F.J. Loughrey...............................................       53,500         *
James R. Lozelle(3).........................................      445,308       1.0%
Enrique Zambrano............................................           --        --
American Express Company(4).................................    2,332,083       5.3%
Capital Research and Management Co.(5)......................    3,688,000       8.5%
Dimensional Fund Advisors, Inc.(6)..........................    2,393,800       5.5%
Morgan Stanley Dean Witter & Co. (7)........................    3,949,387       9.1%
State of Wisconsin Investment Board(8)......................    2,800,000       6.4%
All Directors and Officers as a group (17 persons)..........    1,916,116       4.4%

-------------------------
* Less than one percent.

(1) Includes shares that may be purchased under options that are exercisable in 60 days.

(2) Includes 259,495 shares held in trusts, of which Mr. Campbell or his wife are the trustees. Mr. Campbell disclaims beneficial ownership of the shares held in trust.

(3) Includes 113,882 shares of Common Stock issuable upon the conversion of Convertible Notes.

(4) American Express Company ("AEC") and American Express Financial Corporation ("AEFC") each reported as of December 31, 2000, shared dispositive power with respect to 2,332,083 shares of Common Stock and shared voting power with respect to 490,000 shares of Common Stock. The address for AEC is American Express Tower, 200 Vesey Street, New York, New York 10285 and the address for AEFC is 200 AXP Financial Center, Minneapolis, Minnesota 55474.

(5) Capital Research and Management Company reported as of February 9, 2001, sole dispositive power with respect to 3,688,000 shares of Common Stock. The address for Capital Research and Management Company is 333 South Hope Street, Los Angeles, California 90071.

(6) Dimensional Fund Advisors, Inc. reported as of February 2, 2001, sole voting and dispositive power with respect to 2,393,800 shares of Common Stock. The address for Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(7) Morgan Stanley Dean Witter & Co. reported as of February 23, 2001, shared voting power with respect to 3,801,898 shares of Common Stock and shared dispositive power with respect to 3,949,387 shares of Common Stock. The address for Morgan Stanley Dean Witter & Co. is 1585 Broadway, New York, New York 10036.

(8) The State of Wisconsin Investment Board reported as of February 14, 2001, sole voting and dispositive power with respect to 2,800,000 shares of Common Stock. The address of the Board is P.O. Box 7842, Madison, Wisconsin 55402.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation packages for the years ended December 31, 2000, 1999, and 1998 for Tower Automotive's chief executive officer and the four other most highly compensated executive officers (the "Named Executive Officers").

                                                                                  LONG-TERM
                                                 ANNUAL COMPENSATION             COMPENSATION
                                         ------------------------------------    ------------
                                                                 OTHER ANNUAL      OPTIONS        ALL OTHER
          NAME AND                        SALARY      BONUS      COMPENSATION      GRANTED       COMPENSATION
     PRINCIPAL POSITION          YEAR     ($)(1)      ($)(2)         ($)             (#)            ($)(4)
     ------------------          ----     ------      ------     ------------      -------       ------------
Dugald K. Campbell...........    2000    $568,240    $     --      $     --        200,000         $ 6,578
  President and Chief            1999     531,690     248,400            --        115,000          18,783
  Executive Officer              1998     487,812     200,000            --        100,000          19,392
Anthony A. Barone............    2000     292,246          --            --         75,000           5,374
  Vice President and             1999     242,443     137,500            --         50,000          17,117
  Chief Financial Officer        1998     218,222      57,500            --         40,000          17,211
Tom G. Pitser................    2000     276,064          --            --         65,000           5,312
  Vice President                 1999     247,482      96,000            --         40,000          17,040
                                 1998     220,787      68,100            --         40,000          17,352
Richard Burgess..............    2000     196,446          --            --         55,000           7,436
  Vice President                 1999     184,816      72,000            --         35,000          16,147
                                 1998     165,250      48,600            --         30,000          14,818
Jim Arnold...................    2000     236,564          --            --         65,000           8,934
  Vice President(3)              1999     210,319          --            --         15,000           9,598
                                 1998      57,517          --            --         15,000             214

-------------------------
(1) Includes amounts deferred by employees under Tower Automotive's 401(k) employee savings plan, pursuant to Section 401(k) of the Internal Revenue Code.

(2) Represents amounts earned under the Company's bonus plan, but excludes amounts foregone at the election of the Named Executive Officer and payable in shares of the Company's Common Stock under the Tower Automotive's Key Leadership Deferred Income Stock Purchase Plan, as reported in the Long-Term Incentive Plan table.

(3) Mr. Arnold became an employee of the Company on September 16, 1998.

(4) The amounts disclosed in this column include: (a) amounts contributed by Tower Automotive to Tower Automotive's 401(k) employees savings plan and profit sharing plan, and (b) dollar value of premiums paid by Tower Automotive for term life insurance on behalf of the named executive officers as follows:

                                                                            2000      1999       1998
                                                                            ----      ----       ----
    D.K. Campbell...............................................    (a)    $4,375    $15,747    $16,528
                                                                    (b)     2,203      3,036      2,864
    A.A. Barone.................................................    (a)     4,333     15,797     16,480
                                                                    (b)     1,041      1,320        731
    T.G. Pitser.................................................    (a)     4,316     15,797     16,142
                                                                    (b)       996      1,243      1,210
    R.S. Burgess................................................    (a)     7,017     15,605     14,527
                                                                    (b)       419        542        291
    J.W. Arnold.................................................    (a)     8,409      8,949         --
                                                                    (b)       525        649        214

OPTION GRANT TABLE

     The following table shows all grants of options to acquire shares of Tower Automotive Common Stock to the Named Executive Officers under the Stock Option Plan during the last fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                             NUMBER OF                                                POTENTIAL REALIZABLE VALUE AT
                             SECURITIES     % OF TOTAL                                   ASSUMED ANNUAL RATES OF
                             UNDERLYING      OPTIONS                                  STOCK PRICE APPRECIATION FOR
                              OPTIONS       GRANTED TO      EXERCISE                         OPTION TERM(2)
                              GRANTED      EMPLOYEES IN       PRICE      EXPIRATION   -----------------------------
          NAME                 (#)(1)      FISCAL YEAR     (PER SHARE)      DATE           5%              10%
          ----               ----------    ------------    -----------   ----------        --              ---
D.K. Campbell............     200,000         12.2%          $13.19       03/08/10     $1,658,647      $4,203,336
A.A. Barone..............      75,000          4.6%           13.19       03/08/10        621,993       1,576,251
T.G. Pitser..............      65,000          4.0%           13.19       03/08/10        534,060       1,366,084
R.S. Burgess.............      55,000          3.4%           13.19       03/08/10        456,128       1,155,918
J.W. Arnold..............      65,000          4.0%           13.19       03/08/10        539,060       1,366,084

-------------------------
(1) These options vest ratably over four years commencing one year from the date of grant.

(2) Amounts reflect certain assumed rates of appreciation set forth in the executive compensation disclosure rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises depend on future performance of Tower Automotive's Common Stock and overall stock market conditions. No assurances can be made that the amounts reflected in these columns will be achieved.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     During the year ended December 31, 2000, no options were exercised by the Named Executive Officers. The following table shows the aggregate number and value of unexercised options held by each Named Executive Officer as of December 31, 2000.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                        YEAR AND YEAR-END OPTION VALUES

                                                                  NUMBER OF            VALUE OF
                                                                 UNEXERCISED      UNEXERCISED IN-THE-
                                                                 OPTIONS AT          MONEY OPTIONS
                                                                 YEAR-END(#)        YEAR-END($)(2)
                                                               ---------------    -------------------
                                                                EXERCISABLE/         EXERCISABLE/
                           NAME                                 UNEXERCISABLE        UNEXERCISABLE
                           ----                                 -------------        -------------
D.K. Campbell..............................................    118,750/346,250         $14,375/0
A.A. Barone................................................     52,500/137,500           7,188/0
T.G. Pitser................................................     60,000/125,000               0/0
R.S. Burgess...............................................     41,250/101,250           3,544/0
J.W. Arnold................................................      11,350/83,750               0/0

-------------------------
(1) Values are based on the difference between the closing bid price of Tower Automotive's Common Stock on December 31, 2000 ($9.00) and the exercise prices of the options.

                            LONG-TERM INCENTIVE PLAN

                                                                 NUMBER OF         PERFORMANCE OR OTHER
                                                                  SHARES,              PERIOD UNTIL
                                                               UNITS OR OTHER           MATURATION
                           NAME                                 RIGHTS(#)(1)           OR PAYOUT(2)
                           ----                                --------------      --------------------
D.K. Campbell.............................................       47,193.89                3 years
A.A. Barone...............................................       11,195.93                3 years
T.G. Pitser...............................................       11,725.19                3 years
R.S. Burgess..............................................        8,793.89                3 years
J.W. Arnold...............................................       13,435.12                3 years

-------------------------

(1) Represents the number of units credited to an employee's account under the terms of the Company's Key Leadership Deferred Income Stock Purchase Plan (the "DISP Plan"). Under the terms of the DISP Plan, participants may elect to defer all or a portion (but not less than 25%) of their cash bonus payment. Deferred amounts are credited in stock units, based on the value of the Company's stock as of the end of the month in which the bonus would have been paid to the employee. Stock units are payable only in shares of the Company's common stock. Includes the following number of restricted stock units credited to each of the Named Executive's premium account, as described in footnote 2 below: D.K. Campbell -- 11,798.47, A.A.
    Barone -- 2,798.98, T.G. Pitser -- 2,931.30, R.S. Burgess -- 2,198.47, and
    J.W. Arnold -- 3,358.78.

(2) Under the terms of the DISP Plan, the number of restricted stock units credited to a participant's basic account is required to equal the amount of the deferred bonus, divided by the value of a share of the Company's common stock on the last day of the month in which the cash bonus would otherwise be paid. In addition, participants are concurrently credited with additional stock units to a separate Premium Account equal to one-third of the number of the restricted stock units credited to their basic account. Restricted stock units credited to this Premium Account do not vest until the first day of the third plan year following the date the units are credited to a participant's account, provided that the participant is then a colleague of the Company. The DISP Plan allows for accelerated vesting in the event of a participant's death, disability, retirement or termination during a period of 24 months following a change in control of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Tower Automotive specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The following has been submitted by the Compensation Committee:

GENERAL EXECUTIVE OFFICER COMPENSATION POLICIES

     The Compensation Committee, which was established in connection with Tower Automotive's initial public offering of Common Stock in August 1994, is responsible for developing and recommending Tower Automotive's executive compensation policies to the Board of Directors. The Compensation Committee believes that executive compensation should be related to the value created for Tower Automotive's stockholders. The executive officer compensation program has been designed to attract and retain highly qualified and motivated employees and to reward superior performance.

     The combination of both cash compensation (salary and performance bonus) and equity-based compensation are intended to encourage and reward near-term objectives, such as financial performance, and Tower Automotive's long-term goals, such as continuous improvement in customer and colleague satisfaction, and the growth and prosperity of Tower Automotive and its stakeholders.

SALARY AND BONUS

     In general, the base salaries of Tower Automotive's executive officers are established at levels believed to be at or below market rates. Each year, the committee reviews compensation data from outside consultants, available survey information and data from companies of comparable size and performance in ascertaining comparable salary rates. Subject to Committee approval, the base salaries are set at or below comparable market rates. To provide performance incentives and to compensate for the below-peer salary rates, Tower Automotive provides for annual cash awards that are payable if Tower Automotive meets or exceeds certain predetermined goals established and approved by the Board of Directors.

     Tower Automotive's bonus program is comprised of three principle factors. First, the Committee establishes a target for each officer expressed as a percentage of salary. Second, a financial performance factor is determined that creates a minimum performance requirement and recognition of performance related to expectations. Third, a team performance factor relating to progress toward company goals and an individual leadership initiative are established. The bonus is payable only if the minimum financial performance, the team performance and the individual leadership initiative are achieved.

     Currently, and for the past fiscal year, the financial performance factor has been based on achievement of a predetermined goal for economic value growth. This goal for economic value growth is approved by the

Committee, after taking into consideration investor expectations, historical Company performance and expected continuous improvement.

     The achievement of team objectives and the personal leadership initiative (established for each officer and approved by the Committee or Board of Directors) are based on indicators of progress toward the long-term goals of Tower Automotive, consistent with Tower Automotive's approach to values-based leadership. The Committee approves the achievement of team objectives and personal leadership initiatives based on a determination by the colleague's mentor, or in the case of the CEO, by the Committee or Board of Directors. To counterbalance the near-term objectives of financial performance, the team objectives and individual leadership initiatives are intended to reward and promote the attainment of long-term objectives. Achievement is based on measures of Tower Automotive goals of customer satisfaction, colleague satisfaction and Company growth and prosperity. The goal of Company growth and prosperity is primarily focused on the enhancement of stockholder value, taking into consideration progress toward obtaining new customers, securing new technology, expanding global presence, expanding business with existing customers, as well as improving earnings per share and the market value of Tower Automotive's stock.

     In addition to the above-referenced objective factors, the Compensation Committee has the right to adjust bonus payments based upon its evaluation of Tower Automotive's performance relative to the overall economy and specific market considerations. This discretion is intended to better align potential plan payout as an indication of overall Company performance.

LONG-TERM EQUITY INCENTIVES

     The long-term equity incentives consist of awards under the Plan administered by the Compensation Committee. Pursuant to the terms of the Plan, options are granted at an exercise price equal to Tower Automotive's Common Stock price on the date the options are granted. The Compensation Committee believes the Plan aligns management's long-term interests with stockholder interests, as the ultimate compensation is based upon Tower Automotive's stock performance. The Compensation Committee also believes the Plan is a cost effective method of providing key management with long-term compensation. The Compensation Committee approves the employees who participate in the Plan based upon recommendations by the Chairman of the Board of Directors and the Chief Executive Officer. The Compensation Committee determines the number of shares to be optioned to each colleague based upon individual performance, responsibility and level of cash compensation. The Compensation Committee may also, based on the recommendation of the Board of Directors, approve the issuance of stock option agreements not in connection with the Plan.

     The income tax laws of the United States limit the amount the Company may deduct for compensation paid to the Company's Named Executive Officers. Certain compensation that qualifies as "performance-based" under IRS guidelines is not subject to this limit. Stock options granted under the Company's stock option plan is designed to qualify as performance-based compensation thereby permitting the Company to deduct the related expenses. The Compensation Committee believes that these limitations should not cause the Company to be denied a deduction for 2000 compensation paid to the Named Executive Officers. The Compensation Committee will continue to work to structure components of its executive compensation to achieve the maximum deductibility under the Internal Revenue Code in a manner consistent with its compensation goals and the Company's values.

CHIEF EXECUTIVE OFFICER COMPENSATION

     In 2000, the salary of Dugald K. Campbell, Tower Automotive's Chief Executive Officer, was set at $568,240, based upon the factors described above for establishing the salaries of Tower Automotive's executive officers. Mr. Campbell's bonus is determined under the same criteria used for other executive officers of Tower Automotive, except that the evaluation of whether the predetermined goals and criteria have been satisfied are determined by the Committee or the Board of Directors. Under the terms of the Company's cash bonus plan, no bonus was earned by Mr. Campbell for 2000. For 2000, Mr. Campbell was granted an option for 200,000 shares of Tower Automotive's common stock at an exercise price equal to the market value on the date of grant.

     The foregoing report has been approved by all members of the Compensation Committee.

                                          Compensation Committee:

                                          Kim B. Clark
                                          F.J. Loughrey
                                          Jurgen M. Geissinger

                               PERFORMANCE GRAPH

     The following graph compares Tower Automotive's cumulative total stockholder return since December 31, 1995, with the Standard & Poor's 500 Index and with the OEM Automotive Supplier Composite Index. The OEM Automotive Supplier Composite Index consists of the following: Amcast Industrial Corporation, Autoliv, Inc., ArvinMeritor, Inc., American Axle & Manufacturing Holdings, Borg-Warner Automotive, Inc., Collins & Aikman Corporation, Dana Corporation, Delphi Automotive Systems, Donnelly Corporation, Dura Automotive Systems, Inc., Eaton Corporation, Federal-Mogul Corporation, Gentex Corporation, Hayes Lemmerz International, Inc., Intermet Corporation, Johnson Controls, Inc., Lear Corporation, Magna International Inc., Modine Manufacturing Company, Shiloh Industries, Inc., Stoneridge, Inc., STRATTEC Security Corporation, Superior Industries International, Inc., TRW Inc. and Visteon Corporation. The comparison is based on the assumption that $100.00 was invested on December 31, 1995, in each of the Common Stocks, the Standard & Poor's 500 Index ("S&P 500 Index") and the OEM Automotive Supplier Composite Index with dividends reinvested.

  COMPARISON OF TOTAL RETURN AMONG STANDARD & POOR'S 500 INDEX, OEM AUTOMOTIVE
              SUPPLIER COMPOSITE INDEX AND TOWER AUTOMOTIVE, INC.
[PERFORMANCE GRAPH]

                                                           TWR                    OEM SUPPLIERS                  S&P 500
                                                           ---                    -------------                  -------
12/31/95                                                 100.00                      100.00                      100.00
12/31/96                                                 178.57                      134.00                      120.26
12/31/97                                                 240.36                      169.69                      157.56
12/31/98                                                 285.00                      183.00                      199.57
12/31/99                                                 176.43                      159.73                      238.54
12/31/00                                                 102.86                      107.90                      214.36

                         OTHER COMPENSATORY AGREEMENTS

     S.A. Johnson and Scott Rued are partners in Hidden Creek Industries. During 2000, Tower Automotive made payments to Hidden Creek Industries for certain acquisition related assistance such as initiating contacts, due diligence, financing, contract negotiation and modeling and for various other management services totaling $4.5 million.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                          FOR THE 2001 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the Annual Meeting in 2002 must be received by the secretary of Tower Automotive, Inc., 4508 IDS Center, Minneapolis, Minnesota, 55402, not later than December 21, 2001 to be considered for inclusion in Tower Automotive's 2002 Proxy materials. As of March 30, 2001, no proposals to be presented at the 2001 Annual Meeting had been received by Tower Automotive. If Tower Automotive receives notice of a stockholder proposal after February 6, 2002, the persons named as proxies for the 2002 Annual Meeting of Stockholders will have discretionary voting authority to vote on that proposal at the meeting.

                             ADDITIONAL INFORMATION

     This solicitation is being made by Tower Automotive. All expenses of Tower Automotive in connection with this solicitation will be borne by Tower Automotive. Tower Automotive will request brokerage firms, nominees, custodians and fiduciaries to forward Proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and Tower Automotive's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

     Tower Automotive will furnish without charge to each person whose Proxy is being solicited, upon the written request of any such person, a copy of Tower Automotive's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the SEC, including the financial statements. Requests for copies of such Annual Report on Form 10-K should be directed to: Tower Automotive, Inc., 4508 IDS Center, Minneapolis, MN 55402.

     PLEASE COMPLETE THE ENCLOSED PROXY AND MAIL IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE OR COMPLY WITH THE PROCEDURES FOR VOTING BY TELEPHONE.

                                          By Order of the Board of Directors,

                                          /s/ James N. DeBoer
                                          James N. DeBoer
                                          Secretary
April 20, 2001

                                                                      APPENDIX A

                             TOWER AUTOMOTIVE, INC.
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     RESOLVED, THAT THE AUDIT COMMITTEE IS A COMMITTEE OF THE BOARD OF DIRECTORS OF TOWER AUTOMOTIVE, INC., CHARTERED TO THE FOLLOWING PURPOSES, POWERS AND
DUTIES:

PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the corporation to any governmental body or the public; the corporation's system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established; and the corporation's auditing, accounting and financial reporting processes. The Audit Committee shall encourage continuous improvement of and adherence to Tower Automotive, Inc.'s policies, procedures and practices. The Audit Committee's duties are to:

     1. Serve as an independent and objective body to monitor the corporation's financial reporting process and internal control system.

     2. Review and appraise the audit efforts of the corporation's independent accountants and internal auditor.

     3. Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditor and the Board of Directors.

COMPOSITION

     The Audit Committee shall be comprised of at least 3 directors as determined by the Board of Directors, each of whom shall be independent directors, free from any relationship to the corporation that may interfere with the exercise of their independence from management and the corporation. All members of the Committee shall have a working familiarity with basic financial and accounting practices and at least one member of the Committee shall have accounting or related financial management expertise.

     The Chair and the members of the Audit Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified.

MEETINGS

     The Audit Committee shall meet at least two times annually. To ensure open communications, the Audit Committee shall meet at least annually in separate sessions with management, the internal auditor and the independent accountants to discuss any matters which either the Audit Committee or each of these groups believe should be discussed independently of the other groups.

ACTIVITIES

     To fulfill its responsibilities and duties, the Audit Committee shall:

DOCUMENT AND REPORT REVIEW

      1. Review and update this Charter periodically or as conditions dictate (at least, annually).

      2. Review the corporation's annual financial statements and any reports or other financial information submitted to any governmental body or to the public, including any report issued by the independent accountants.

      3. Review the summary report of the internal auditor and management's response to such reports.

INDEPENDENT ACCOUNTANTS

      4. Ensure that the independent accountants are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the shareholders. Accordingly, the Committee shall recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants.

      5. On an annual basis, review and discuss with the independent accountants all significant relationships the accountants have with the corporation to determine the accountants' objectivity and independence, undertaking or recommending appropriate action to ensure and continue that independence.

      6. Review and evaluate the performance of the independent accountants and approve any proposed discharge of the independent accountants.

      7. Consult with the independent accountants at least annually, out of the presence of management, about internal controls.

FINANCIAL REPORTING PROCESSES

      8. Review the integrity of the corporation's financial reporting process, both internal and external, giving consideration to consultation with management, the independent accountants and the internal auditor.

      9. Consider the independent accountant's judgments about the quality and appropriateness of the corporation's accounting principles as applied to its financial reporting.

     10. Consider and approve, as appropriate, major changes to the corporation's auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditor.

PROCESS IMPROVEMENT

     11. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditor regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     12. In respect of the annual audit, review separately with each of management, the independent accountants and the internal auditor any significant difficulties encountered during the course of the audit, including any restriction on the scope of work or access to required information.

     13. Review any significant disagreement among management and independent accountants or the internal auditing department in connection with the preparation of the financial statements.

     14. Review with the independent accountants, the internal auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

ETHICAL AND LEGAL COMPLIANCE

     15. Review and evaluate the Tower Automotive Mission, Vision, Values and Goals to ensure that management has maintained a system to comply with expected ethical and legal requirements.

     16. Review management's monitoring of Tower Automotive, Inc.'s compliance with the corporation's Mission, Vision, Values and Goals, and ensure that management has the proper review system in place to ensure that the corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

     17. Review the activities, organizational structure and qualifications of the internal auditing department.

     18. Review, with the corporation's counsel, legal compliance matters including corporate securities trading policies.

     19. Review, with the corporation's counsel, any legal matter that could have a significant impact on the corporation's financial statements.

     20. Perform any other activities consistent with this Charter, the corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

[X] Please mark your
    votes as in this
    example.

This Proxy, when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of Directors and FOR Proposals 2 and 3.

The Board of Directors recommends a vote FOR the election of Directors and FOR proposals 2 and 3.

1. Election of Directors (See Reverse)

    FOR        WITHHELD
    [ ]          [ ]
For, except vote withheld from the following nominee(s):

--------------------------------------------------------

2. Approval of the Amendment to Tower Automotive, Inc.
   Colleague Stock Discount Purchase Plan.

    FOR        AGAINST       ABSTAIN
    [ ]          [ ]           [ ]

3. To ratify the selection of Arthur Andersen LLP as the Company's Independent Public Accountants.

    FOR        AGAINST       ABSTAIN
    [ ]          [ ]           [ ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Change of Address/Comments on reverse side.    [ ]

Please sign exactly as name appears hereon.
Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, officer, general partner, etc., please give full title as such.


----------------------------------------------------------

----------------------------------------------------------
SIGNATURE(S)                          DATE

-------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                             TOWER AUTOMOTIVE, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                       THURSDAY, MAY 24, 2001 AT 1:00 PM
                       TOWER AUTOMOTIVE TECHNICAL CENTER
                              27175 HAGGERTY ROAD
                                 NOVI, MICHIGAN

                                     PROXY
TOWER AUTOMOTIVE, INC.                             PROXY/VOTING INSTRUCTION CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MAY 24, 2001.

The undersigned hereby appoints S.A. Johnson and D.K. Campbell, or either of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of Tower Automotive, Inc. to be held on May 24, 2001 at 1:00 p.m., Eastern Time, and at any adjournments thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present.

Your vote with respect to the election of Directors and the other proposals may be indicated on the reverse. Nominees for Directors are S.A. Johnson, D.K. Campbell, K.B. Clark, J.M. Geissinger, Ali Jenab, F.J. Loughrey, J.R. Lozelle, S.D. Rued, E. Zambrano.

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